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                                                                     EXHIBIT 2.3

                       LUMBERMENS MUTUAL CASUALTY COMPANY
                                ONE KEMPER DRIVE
                           LONG GROVE, ILLINOIS 60049

                                                                    May 15, 1995

Zurich Insurance Company
Mythenquai 2, P.O. Box Ch-8022
Zurich, Switzerland

Insurance Partners, L.P.
201 Main Street
Fort Worth, TX 76102

Insurance Partners Offshore (Bermuda), L.P.
Cedar House
41 Cedar Avenue
P.O. Box HM 1179
Hamilton HM-EX, Bermuda

Ladies and Gentlemen:

     In connection with the merger transaction (the "Merger") involving ZIP Acquisition Corp. ("ZIP"), Zurich Insurance Company ("Zurich"), Insurance Partners, L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda" and, together with IP, "Insurance Partners") and Kemper Corporation ("Kemper"), you have requested that the undersigned consent to certain matters relating to the Merger and certain other related transactions and confirm and clarify the scope of certain contractual relationships between the undersigned and Kemper. To enable ZIP, Zurich, Insurance Partners and Kemper to consummate the Merger, to induce Zurich, Insurance Partners and Kemper to continue working toward definitive agreements with respect to the Merger and in consideration of the mutual covenants and agreements set forth herein, the undersigned and any other parties hereto hereby agree as follows:

          1. Non-Competition Agreements. Reference is made to the Stock Exchange Agreement, dated March 18, 1993, by and between Lumbermens Mutual Casualty Company ("Lumbermens") and Kemper, as amended by First Amendment to the Stock Exchange Agreement, dated August 1, 1993, and the letter agreement, dated June 24, 1994 (together, the "Stock Exchange Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Exchange Agreement.

          Kemper, Lumbermens and ZIP hereby agree that on the closing date of the Merger, (a) the Stock Exchange Agreement shall be amended by deleting
     Section 10.1 in its entirety (other than the definition of Lumbermens Businesses set forth in Section 10.1(a)(i)) and, without limitation, Zurich, Insurance Partners, Kemper and any of their respective Affiliates may, directly or indirectly (whether as principal, agent, independent contractor or otherwise) own, operate, control or otherwise carry on a business competitive with or substantially similar to any of the Lumbermens Businesses and (b) the Stock Exchange Agreement shall be amended by deleting Section 10.2 in its entirety (other than the definition of Kemper Businesses set forth in Section 10.2(a)(i)) and, without limitation, Lumbermens and any of its Affiliates may directly or indirectly (whether as principal, agent, independent contractor or otherwise) own, operate, control or otherwise carry on a business competitive with or substantially similar to any of the Kemper Businesses.

          2. Use of Kemper Name. The parties hereto hereby agree that effective on the closing date of the Merger, Annex I of this letter agreement and the provisions set forth therein shall be

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     binding upon and inure to the benefit of the parties hereto as if set forth in full in this letter agreement.

          3. Rejected Investment Portfolio Assets.  (a) Reference is made to
     Section 11.1(f) of the Stock Exchange Agreement, pursuant to which Lumbermens and Kemper agreed to the payment on the Final Settlement Date of the Final Settlement Amount with respect to the Rejected Assets. Lumbermens, Kemper and ZIP hereby agree that on the closing date of the Merger, Section 11.1(f)(z) of the Stock Exchange Agreement shall be amended to read as follows:

        "(z) if the Final Settlement Amount is negative, then Lumbermens shall deliver to Kemper the absolute value of the Final Settlement Amount by either (i) wire transfer of immediately available funds or (ii) if Lumbermens owns any shares of Kemper Common Stock on the Final Settlement Date, (x) delivering to Kemper a number of shares of Kemper Common Stock equal to the absolute value of the Final Settlement Amount divided by the Price Per Share or (y) delivering to Kemper a combination of cash and shares of Kemper Common Stock sufficient to satisfy the absolute value of the Final Settlement Amount. Notwithstanding anything in the preceding sentence to the contrary, the amount of cash delivered by Lumbermens pursuant to the preceding sentence shall not result in a Cash Limitation Fraction of 20 percent or more."

          (b) Notwithstanding anything to the contrary set forth in Section 11.1(f) of the Stock Exchange Agreement, immediately prior to the filing of the certificate of merger on the closing date of the Merger (i) Lumbermens may deliver to Kemper an aggregate number of shares of Kemper Common Stock (the "Prepayment Shares") not greater than the number obtained by dividing
     (x) the Pre-Tax Gain on the sale of any one Rejected Asset by (y) the Prepayment Price Per Share (as hereinafter defined) and (ii) the Interim Period Amount for the Interim Period in which the Prepayment Shares are delivered shall be reduced as of the date such shares are delivered by an amount equal to the product of (x) the number of Prepayment Shares multiplied by (y) the Prepayment Price Per Share; provided, however, that since Lumbermens may wish to deliver to Kemper the Prepayment Shares on a date prior to the expected closing date of the Merger (but after October 1, 1995) (the "Earlier Interim Settlement Date"), (i) Zurich, Insurance Partners, ZIP and Lumbermens shall seek to obtain the consent of Kemper to the Earlier Interim Settlement Date and (ii) Kemper shall not unreasonably withhold its consent to the Earlier Interim Settlement Date if all material conditions to the closing of the Merger have been satisfied or waived on the Earlier Interim Settlement Date. If Lumbermens delivers to Kemper the Prepayment Shares (i) immediately prior to the filing of the certificate of merger on the closing date of the Merger, then the Prepayment Price Per Share shall be the Merger Consideration (as defined in the Agreement and Plan of Merger among Zurich, Insurance Partners, ZIP and Kemper) or (ii) on the Earlier Interim Settlement Date, then the Prepayment Price Per Share shall be the arithmetical average of the last reported sale price of Kemper Common Stock on the New York Stock Exchange for the twenty (20) business days preceding the Earlier Interim Settlement Date.

          (c) If (i) Lumbermens elects to deliver to Kemper the Prepayment Shares as described in subparagraph (b) of this paragraph 3, Lumbermens hereby agrees to deliver to ZIP, Zurich and Insurance Partners prior to the record date of the Merger written notice of such election and (ii) Lumbermens fails to deliver such written notice prior to the record date of the Merger, paragraph 3(b) shall terminate and Lumbermens shall have no rights thereunder. Zurich, Insurance Partners and ZIP hereby agree to deliver at least ten (10) days prior written notice to Lumbermens of the record date of the Merger.

          (d) Notwithstanding anything to the contrary set forth in Section 11.1(f) of the Stock Exchange Agreement or in this letter agreement, if (i) the Merger is consummated, (ii) the Final Settlement Amount is positive and
     (iii) Kemper Financial Services, Inc. ("KFS") is not a majority-owned subsidiary of Kemper on the Final Settlement Date, then to the extent that Kemper fails to

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     pay to Kemper Reinsurance Company ("KRE") any portion of the Final
     Settlement Amount when due, KFS hereby agrees to pay to KRE, within thirty
     (30) days of the Final Settlement Date, such deficiency, plus any interest accrued thereon since the Final Settlement Date.

          4. Appraisal Rights; Series C Preferred Stock. (a) On the date hereof, Lumbermens is the holder of all of the issued and outstanding shares of Series C Cumulative Preferred Stock, without par value, of Kemper (the "Series C Preferred Stock"). Lumbermens hereby agrees and confirms that it shall not (i) demand an appraisal of such shares of Series C Preferred Stock in connection with the Merger in accordance with Section 262 of the General Corporation Law of the State of Delaware or (ii) transfer or otherwise dispose of such shares without an undertaking from such transferee to comply with clauses (i) and (ii) of this paragraph 4(a).

          (b) Kemper hereby agrees that after the closing date of the Merger, upon thirty (30) days prior written notice from Lumbermens to Kemper, which notice may be given not later than ninety (90) days after the occurrence of any event specified in clauses (i)-(iii) below, following the earlier to occur of (i) a 180-day period during which either (x) at least two of Standard & Poor's Ratings Group, Moody's Investors Services, Inc. and Duff & Phelps, Inc. or (y) the Securities Valuation Office of the National Association of Insurance Commissioners has continuously rated the Series C Preferred Stock below investment grade, (ii) the second separate time that the condition set forth in clause (i) above is satisfied without regard to the 180-day requirement or (iii) the first date (on or after April 1, 1996), on which quarterly dividends on the Series C Preferred Stock have not been paid for two consecutive quarters, Kemper shall immediately purchase all of the Series C Preferred Stock owned by Lumbermens at a price per share of Series C Preferred Stock equal to $50, plus the amount of all dividends accrued and unpaid thereon (the "Series C Preferred Stock Purchase Price"); provided, however, that if such quarterly dividends on the Series C Preferred Stock have not been paid for two consecutive quarters as provided in clause (iii) above, then the thirty-day notice period described above shall be reduced to ten (10) days; and provided, further, that if and to the extent that Kemper fails to purchase any portion of the Series C Preferred Stock when due pursuant to this paragraph 4(b), Zurich hereby agrees to purchase (or to cause an affiliate of Zurich to purchase) from Lumbermens at the Series C Preferred Stock Purchase Price all of the Series C Preferred Stock not purchased by Kemper, such purchase to occur within five business days after the date on which the Series C Preferred Stock Purchase Price was payable by Kemper to Lumbermens. Lumbermens hereby agrees to give written notice to Kemper and Zurich ten
     (10) days prior to the initial submission of any request by Lumbermens, on and after the closing date of the Merger, to any rating agency, including, without limitation, the Securities Valuation Office, for a rating on the Series C Preferred Stock and to give prompt written notice to Kemper and Zurich of any rating received on the Series C Preferred Stock.

          (c) Lumbermens hereby agrees that after the closing date of the Merger, upon thirty (30) days written notice to Lumbermens, each of Zurich and Kemper shall have the right and option to purchase from Lumbermens and, if Zurich or Kemper, as the case may be, exercises such right, Lumbermens shall have the obligation to sell, all of the shares of Series C Preferred Stock owned by Lumbermens at a price per share equal to the Series C Preferred Stock Purchase Price.

          (d) Lumbermens hereby agrees that all shares of Series C Preferred Stock purchased by Zurich or Kemper, as the case may be, pursuant to this paragraph 4 shall be delivered free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and Lumbermens shall represent and warrant to Zurich or Kemper, as the case may be, that such shares of Series C Preferred Stock are being transferred free and clear of all Liens.

          5. Investment Management Services. For a period of at least three years after the date upon which the acquisition of KFS by Zurich or an entity controlled by Zurich is consummated (the

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     "Asset Management Sale") and subject to the Investment Advisers Act of
     1940, as amended (the "Advisers Act"), Lumbermens hereby expresses its intention to continue to engage KFS, including its subsidiaries, to provide, consistent with past practices, professional investment management services with respect to not less than 80% of the investment assets of Lumbermens (excluding benefit plan assets held in trust) managed by KFS or its subsidiaries as of the date hereof on terms and conditions and in accordance with definitive agreements mutually acceptable to Lumbermens, Zurich and KFS; provided, however, that (i) KFS and its subsidiaries shall perform such investment management services only in accordance with the investment instructions of Lumbermens and (ii) notwithstanding anything to the contrary set forth in this paragraph 5, nothing in this paragraph 5 shall be construed to delegate to KFS or its subsidiaries any investment decision or other function required by the Advisers Act or other legal requirement to be exercised by Lumbermens. Lumbermens shall, and shall cause each of its Subsidiaries and Affiliates that is a party to an investment advisory or management contract with KFS or its subsidiaries to, consent to the "assignment" (as defined under the Advisers Act) of their respective investment advisory and management contracts upon the consummation of the Asset Management Sale. Zurich hereby agrees to notify Lumbermens of the closing date of the Asset Management Sale within two days thereafter.

          6. Kemper Center Building Lease. Reference is made to Section 15.02 of the Office Building Lease, dated as of September 1, 1991 (the "Lease"), by and between Lumbermens and Kemper. The acquisition of all of the issued and outstanding shares of common stock of Kemper by Zurich and Insurance Partners as contemplated by the Merger shall be deemed an assignment of the Lease. Lumbermens hereby consents to the assignment of the Lease as required by Section 15.02 thereof as a result of the Merger.

          7. Investment in KFS. (a) The parties hereto hereby understand that in connection with the consummation of the Asset Management Sale and the Merger, Lumbermens presently intends, and Zurich presently intends for Lumbermens, to invest in KFS an aggregate amount of up to $100 million or such lesser amount as is necessary to purchase (i) either 9.9% of the shares of common stock of KFS or an amount of convertible preferred stock of KFS that is convertible into 9.9% of the shares of common stock of KFS and (ii) pro rata with Zurich, all other equity and debt securities purchased from KFS by Zurich (the "KFS Investment"). The parties hereto shall (i) seek to structure the KFS Investment, if and to the extent practicable, through an exchange or contribution of common stock of Kemper, the Series C Preferred Stock and/or other Kemper Corporation securities owned by Lumbermens and (ii) use reasonable efforts to make the KFS Investment a tax-efficient transaction for each of Kemper, KFS and Lumbermens that is also satisfactory to Zurich and Kemper from a tax perspective.

          (b) The parties hereto hereby agree that the terms and conditions relating to the KFS Investment shall be set forth in definitive agreements to be mutually agreed upon by Lumbermens, Zurich and KFS and that such definitive agreements shall provide, among other things, that (i) Lumbermens shall receive representation on the Board of Directors of KFS that is proportionate to Lumbermens' equity interest in KFS, but in any event, at least one individual designated by Lumbermens shall be elected to the Board of Directors of KFS, (ii) if Lumbermens purchases shares of common stock of KFS in the KFS Investment, the price per share of such common stock of KFS paid by Lumbermens shall not exceed the price per share of common stock of KFS paid by Zurich in connection with the Asset Management Sale, (iii) after the seventh anniversary of the closing date of the Asset Management Sale, Lumbermens shall have the right to make a written demand to KFS to register under the Securities Act of 1933, as amended, all of the shares of capital stock of KFS owned by Lumbermens and
     (iv) if Lumbermens makes the KFS Investment and KFS provides professional investment management services with respect to less than 50% of the investment assets of Lumbermens (excluding benefit plan assets held in trust), then Lumbermens hereby agrees that Zurich or, at the option of Zurich, KFS shall have the right to purchase from Lumbermens and, if Zurich or KFS, as the case may be, exercises such right,

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     Lumbermens shall have the obligation to sell to Zurich or KFS, as the case may be, all of the KFS Investment at an aggregate purchase price equal to the fair market value thereof.

          (c) The parties hereto hereby agree that (i) promptly after the date hereof, Kemper shall cause KFS to permit Lumbermens to perform customary due diligence with respect to KFS, subject to the execution and delivery by Lumbermens of a confidentiality agreement, reasonably satisfactory to Kemper, KFS and Lumbermens, and (ii) if Lumbermens requests from Zurich information relating to its valuation of KFS (including information furnished to Zurich by its financial advisers), then (x) Zurich shall consider such request in its reasonable discretion and (y) if Zurich complies with such request, any information furnished to Lumbermens by Zurich shall be subject to the execution and delivery by Lumbermens of a confidentiality agreement, reasonably satisfactory to Zurich and Lumbermens. The confidentiality agreements referred to in this subparagraph
     (c) shall provide, among other things, that Lumbermens waives any reliance on any information furnished by Kemper, KFS, Zurich, their respective Affiliates and Subsidiaries and their respective financial advisers and any liability of Kemper, KFS, Zurich, their respective Affiliates and Subsidiaries and their respective financial advisers arising out of such information so furnished.

          (d) The parties hereto hereby understand that if definitive agreements relating to the KFS Investment have not been executed within ninety (90) days after the date hereof or by such later date to which Zurich may consent in writing, which consent shall not be unreasonably withheld, then none of the parties hereto shall have any obligations under this paragraph 7.

          8. Agreement on Arbella Tax Issue. Lumbermens agrees that if (i) American Motorists Insurance Company ("AMICO") is entitled, as a result of its 1988 payment to Arbella Mutual Insurance Company in the amount of $17.85 million, to any deductions, credits, or offsets to income or gains in periods beginning after March 31, 1989, and (ii) AMICO, or any other member of the Lumbermens Group realizes any tax benefit in any taxable year (including, but not limited to, by way of a carryback of any such deductions, credits, or offsets to income or gain to periods ending on or before March 31, 1989) as a result of such deductions, credits, or offsets to income or gain, then Lumbermens will pay Kemper an amount equal to such tax benefit, together with any related interest at the applicable rate under the Internal Revenue Code of 1986, as amended, or any corresponding provision of state or local tax law, as the case may be. Kemper agrees that if AMICO is assessed any additional taxes, interest or penalties as a result of adjustments to AMICO tax periods through March 31, 1989 relating to Arbella, Kemper will pay such additional amounts and will not seek recovery from AMICO.

          9. Kemper Open Golf Tournament. Lumbermens hereby agrees to grant Kemper, consistent with recent past practice, arrangements and understandings, invitational and other related privileges with respect to the annual Kemper Open golf tournament.

          10. Termination of Other Agreements. Effective on the closing date of the Merger, Lumbermens and Kemper hereby agree that each of (i) the Stock Rights Agreement, dated as of March 31, 1989, by and between Lumbermens and Kemper, as amended by First Amendment to Stock Rights Agreement, dated as of March 18, 1993 (the "Stock Rights Agreement") and (ii) the Sponsors' Agreement, dated as of April 1, 1991, by and among Lumbermens, Kemper and Kemper Risk Management Services, as amended by First Amendment to the Sponsors' Agreement, dated as of August 2, 1993 (the "Sponsors Agreement"), other than Article III thereof, shall terminate and be of no further force and effect and each of Lumbermens and Kemper shall unconditionally and irrevocably release, acquit and forever discharge the other, and each of Lumbermens' and Kemper's successors, agents, directors, officers, stockholders, employees, representatives, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them or any of them, from any and all covenants, agreements, obligations and guarantees arising out of the Stock Rights Agreement and the Sponsors Agreement (other than Article III thereof).

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          11. Restructuring of the Master Limited Partnership.  Lumbermens and
     Kemper hereby agree to restructure KLMLP, L.P. (the "MLP"), and the ownership of all direct and indirect debt and/or equity real estate interests currently owned by the MLP, on the following terms and conditions:

             (a) Title to the real property described on Exhibit A attached hereto and made a part hereof as "Arbor Hills" shall be transferred to Lumbermens.

             (b) Title to the real property described on Exhibit A as "Riverside" shall be transferred to Lumbermens. Kemper and Lumbermens acknowledge and confirm that the Riverside property is encumbered by first and second priority mortgages held by The Prudential Insurance Company of America ("Prudential"), which mortgages (collectively, the "Riverside Mortgage") are cross-collateralized and cross-defaulted with first and second priority mortgages (the "Other Mortgages") held by Prudential on the properties described on Exhibit A as "Benicia," "Stone Road," "One Corporate Centre," "Tustin" and "One ADP Plaza." (Kemper and Lumbermens acknowledge and confirm that the original principal amount of the note secured by the second priority Riverside Mortgage, which note restates, amends and reduces the note secured by the first priority Riverside Mortgage (such notes, collectively, the "Riverside Note"), was $6,400,000.) Kemper and Lumbermens shall in good faith act diligently and use their best efforts (which best efforts shall not include the payment of money or, except as expressly set forth below, the incurring of any obligations or the giving of any guaranties) to cause Prudential to consent to the above-described transfer of title to Riverside (the "Riverside Transfer") and to amend the Riverside Mortgage and the Other Mortgages so that the Riverside Mortgage is no longer cross-collateralized and cross-defaulted as described above, which best efforts shall, in the case of Lumbermens, include, without limitation, agreeing, in consideration for Prudential's consenting to the Riverside Transfer and so amending the Riverside Mortgage, to (i) amend the Riverside Mortgage and the notes secured thereby so as to extend the maturity date of said notes to June 23, 2000, increase the interest rate payable under said notes to a fixed rate equal to one hundred and fifteen (115) "basis points" in excess of the interest rate on 5-year U.S. Treasury securities as of the date Lumbermens accepts a commitment letter from Prudential in which Prudential offers to amend the Riverside Mortgage and the Other Mortgages on the terms described in this paragraph 11(b), and provide for monthly payments of principal and interest on a 25-year amortization schedule, (ii) pay Prudential a fee equal to one-quarter of one percent ( 1/4%) of the outstanding principal amount of the note secured by the second priority Riverside Mortgage,
        (iii) pay Prudential's legal fees and expenses in connection with the above-described amendments to the Riverside Mortgage and the Other Mortgages, up to a maximum amount of $10,000 and (iv) personally guarantee the indebtedness evidenced by the Riverside Note on terms and conditions reasonably satisfactory to Prudential. Whether or not Lumbermens makes the election described in paragraph 11(q) with respect to Riverside, the properties covered by the Other Mortgages shall remain K Properties (as defined in paragraph 11(g)) and the Conveyance Transaction with respect to each such K Property shall be consummated in accordance with the terms of this paragraph 11; provided, however, that from and after the consummation of each such Conveyance Transaction, Kemper shall indemnify Lumbermens and its affiliates, and their successors and assigns, from and against any and all Losses and Expenses incurred by any of them in connection with or arising from any breach by Kemper or any of its affiliates of, or default or event of default committed by Kemper or any of its affiliates under, the Other Mortgages.

             (c) Title to the real properties described on Exhibit A as "Napa Valley Corporate Park -- Vacant Land" ("Napa Land") and "Napa Valley Corporate Park -- Buildings 3A and 3B" ("L Napa Buildings"; collectively with Napa Land, the "L Napa Property") shall be transferred to Lumbermens. The L Napa Buildings shall continue, after such transfer, to be encumbered by a first priority mortgage held by Kemper Investors Life Insurance Company

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        ("KILICO") that secures a $2,900,000 non-recourse promissory note having a maturity date of May 1, 1996 and an interest rate of nine percent (9%) per annum, provided that Lumbermens and KILICO shall execute and deliver amendments to such note and mortgage extending said maturity date to January 1, 2002 and providing that interest shall accrue (with interest at the rate of nine percent (9%) per annum) to the extent there is insufficient cash flow from the L Napa Buildings to make the semi-annual interest payments currently required. The Napa Land shall continue, after such transfer, to be encumbered by a first priority mortgage held by KILICO that secures a non-recourse promissory note having an original amount of $6,100,000, a current outstanding principal amount of approximately $2,300,000 and a maturity date in December, 2002 and that currently bears interest at a rate of seven and one-half percent
        (7 1/2%) per annum, provided that Lumbermens and KILICO shall execute and deliver amendments to such note and mortgage providing that (i) the interest rate under such note shall be seven and one-half percent
        (7 1/2%) per annum, (ii) interest under such note shall be payable as set forth in the further provisions of this sentence and in all other events shall accrue (with interest at the rate of seven and one-half percent (7 1/2%) per annum), (iii) subject to clause (iv) of this sentence, until such note is paid in full, if all or a part of the Napa Land is sold to a third-party buyer, such mortgage shall be released from the property sold if Lumbermens pays to KILICO (or its successors and assigns) the lesser of (1) ninety percent (90%) of the net proceeds of such sale and (2) the total outstanding principal and accrued interest under such note, which lesser amount shall be applied first to accrued interest, and then to the outstanding principal, under such note and (iv) if the contemplated "Pan-Am Sat" sale is consummated, such mortgage shall be released from the land sold if the net proceeds of such sale are placed in escrow pursuant to an escrow agreement reasonably satisfactory to Kemper and Lumbermens that provides that such proceeds shall be used to construct the cul-de-sac and related improvements required by the terms of the contemplated Pan-Am Sat sale. The parties acknowledge and confirm that Napa Industrial Properties, the owner of the L Napa Property, currently owes money to Lumbermens and/or its affiliates, and to KFC Portfolio Corp. ("KFCPC"), pursuant to various unsecured promissory notes (the "Napa Valley Notes"). Kemper and Lumbermens agree that (i) from and after the transfers described in the first sentence of this paragraph, the Napa Valley Notes shall be secured by a second priority mortgage on the L Napa Property in favor of the holders of the Napa Valley Notes, which mortgage and notes shall be recourse to the L Napa Property only (subject to a non-recourse exception for fraud), shall be recorded simultaneously with such transfers and shall contain terms and provisions which are customary for second priority mortgages held by institutional lenders and which are reasonably agreed to by Kemper and Lumbermens, (ii) all payments received under such second priority mortgage shall be distributed pari passu to Lumbermens and KFCPC, (iii) all net proceeds of sales of the properties secured thereby shall, after all payments required under the applicable first priority mortgage (if still remaining) are made, be applied towards payment of the Napa Valley Notes in accordance with the foregoing clause (ii), (iv) no payments shall be made or due under such second priority mortgage and the Napa Valley Notes except pursuant to the foregoing clause (iii) and (v) if the first priority mortgage on the Napa Land is released from a portion of the Napa Land in accordance with the foregoing provisions of this paragraph 11(c), such second priority mortgage shall also be released from such land. Kemper acknowledges and confirms that the L Napa Property is part of a Kemper Project (as defined in that certain Agreement to Form Partnership dated as of March 18, 1993 by and among Kemper, Lumbermens and certain affiliates of each, as amended (the "Formation Agreement")) and that, without limiting the further provisions of this paragraph 11(c), the indemnity made by Kemper to Lumbermens in Section 29(a) of the Formation Agreement with respect to such Kemper Project shall (subject to the last paragraph of Section
        29 of the Formation Agreement and the further provisions of this paragraph 11(c)) remain in effect after the transfers described in the first sentence of this paragraph 11(c) are made. Kemper and Lumbermens acknowledge and confirm that the indemnity given by each to the other in Sections 29 and 30 of the Formation Agreement shall remain in effect after the consummation of the transactions contemplated by this paragraph 11; provided, however, that
        (i) notwithstanding the last sentence of each of said Sections 29 and 30, the party (the "Indemnitor") indemnifying the other (the "Indemnitee") in any particular instance shall not take any action to mitigate any Damages and Costs (as defined in the Formation Agreement) that could adversely affect the applicable property, or the operation, use or value thereof, without the Indemnitee's prior written consent, such consent not to be unreasonably withheld (Kemper and Lumbermens hereby agree that if such consent is unreasonably withheld, such indemnity shall no longer apply with respect to the applicable property); (ii) neither Kemper nor Lumbermens may assign its rights under such indemnity to a non-affiliated third party, and any such assignment shall be void and of no force and effect and (iii) the Indemnitee shall promptly notify the Indemnitor whenever it has reason to believe that a claim may be made under such indemnity.

             (d) Title to the real property described on Exhibit A as "Mason Industrial" shall be transferred to Lumbermens.

             (e) Title to the real property described on Exhibit A as "Rancho Regional" shall be transferred to Lumbermens free and clear of any mortgages, pledges and security interests (other than mortgages, pledges and security interests held by Lumbermens or any affiliate thereof), and Kemper shall take all actions necessary to cause such property to be unencumbered by any such mortgages. Simultaneously with such transfer, Kemper and Lumbermens (or their applicable affiliates) shall enter into an easement agreement (the "Easement Agreement"), on terms and conditions reasonably satisfactory to each, granting the owner of Rancho Regional the right to construct and maintain a billboard on the property known as "Palm Plaza" advertising the contemplated shopping center at Rancho Regional, which agreement shall provide that (i) such billboard must be, and the construction and maintenance of such billboard must be, in material compliance with all applicable leases, so-called "REA's" and "CC&R's" and zoning and other laws and governmental requirements, (ii) the owner of Rancho Regional shall pay all of the costs and expenses in connection with the construction and maintenance of such billboard,
        (iii) Lumbermens and such owner shall jointly and severally indemnify and hold harmless the owner of Palm Plaza and its successors and assigns from and against any and all Losses and Expenses incurred by any of them in connection with or arising from such construction and maintenance (provided that such obligation of Lumbermens shall not survive the sale or other transfer of Rancho Regional to an entity that is not an affiliate of Lumbermens) and (iv) such billboard shall also advertise, in a manner (including, without limitation, size, location and character) reasonably satisfactory to the owner of Palm Plaza, the shopping center at Palm Plaza. The Easement Agreement shall also provide that (x) the owner of Palm Plaza, the owner of each other K Property (as defined in paragraph 11(g)) located in the "Mello-Roos" District and all other Kemper-controlled owners of property in such District (collectively with the owner of Palm Plaza and the owner of each other K Property in such District, the "Kemper Owners") shall, upon the written request of the owner of Rancho Regional, consent to or vote in favor of (to the extent such consent or such vote is requested or required by any applicable governmental authority) the construction by the owner of Rancho Regional of an overpass in the area designated therefor by the Village of Temecula and (y) if (1) the owner of Rancho Regional makes the above-described written request and (2) a so-called "regional shopping center" having at least three department store "anchor" tenants is not open for business at Rancho Regional as of the date the first payments on the bonds issued to finance construction of such overpass become due, Lumbermens and the owner of Rancho Regional shall, until such time as at least three such "anchor" tenants are open for business in such regional shopping center, jointly and severally indemnify and hold harmless the Kemper Owners and their successors and assigns from and against any and all Losses and Expenses (including, without limitation, any Losses due to special assessments assessed against Palm Plaza) incurred by any of them in connection with or arising from such overpass or the construction thereof (provided that such obligation of Lumbermens shall not survive the sale or other transfer of Rancho Regional to an entity that is not an affiliate of Lumbermens). Each of Kemper and Lumbermens shall diligently and in good faith endeavor to determine the most efficient technique, if any, to make the agreements set forth in the Easement Agreement binding on the successors and assigns of the applicable real property owners, and shall, if commercially reasonable to do so, implement such technique.

             (f) With respect to the real property described on Exhibit A as "Delta Wetlands," Kemper and Lumbermens acknowledge and confirm (i) the continuing obligation of KILICO and Lumbermens under the so-called "Term Loan B" to make (on a 50%/50% basis) advances totaling $19,177,473 to Delta Wetlands Properties, the owner of Delta Wetlands (the "Delta Owner") and (ii) their agreement to consummate transactions pursuant to which the so-called "equity loans" (the "Equity Loans") made by certain affiliates of Kemper and by Lumbermens and certain affiliates thereof shown on Exhibit B attached hereto and made a part hereof will be secured by a pledge of the MLP's partnership interest in the Delta Owner (Kemper and Lumbermens hereby agreeing that if, pursuant to the further provisions of this paragraph 11(f) and the provisions of paragraph 11(m), the MLP's partnership interest in the Delta Owner is transferred to a new Kemper-Lumbermens joint venture, the Equity Loans will be secured by a pledge of such joint venture's partnership interest in the Delta Owner), and will no longer be secured by mortgages on any of the properties described on Exhibit A, including, without limitation, the property described on Exhibit A as "Hawaii Kai". From and after the date hereof, and notwithstanding any provisions to the contrary in the Formation Agreement or the Agreement of Limited Partnership of the Master Limited Partnership (the "MLP Partnership Agreement"), after all payments then due under the mortgage on Delta Wetlands that secures the so-called "Term Loan A" and "Term Loan B" are made (the "Delta Mortgage") (which payments shall be applied towards payment of Term Loan A and Term Loan B on a pari passu basis), all distributions made by the Delta Owner to the MLP (or its successor pursuant to the further provisions of the paragraph) shall first, be applied towards payment of the Equity Loans on a pari passu basis and then, be distributed by the MLP (or its successor) 75% to Kemper and/or affiliates thereof and 25% to Lumbermens and/or affiliates thereof. As explained in paragraph 11(m) below, it may be necessary to transfer the MLP's partnership interest in the Delta Owner to a newly-formed Kemper-Lumbermens joint venture. If such is the case, Kemper or an affiliate thereof shall hold 75% of the partnership interests in such joint venture and Lumbermens or an affiliate thereof shall hold 25% of the partnership interests in such joint venture. The terms and provisions of the joint venture agreement governing such new joint venture shall be diligently negotiated in good faith and reasonably agreed to by Kemper and Lumbermens, provided that such agreement (i) shall provide for the distributions described above and (ii) shall (notwithstanding the 75%-25% ownership structure described above) contain governance and management provisions substantially similar to the governance and management provisions contained in the Formation Agreement and the MLP Partnership Agreement (e.g., joint consent needed for all actions and decisions), except that Kemper and Lumbermens shall use reasonable efforts to agree on a dispute resolution procedure for the joint venture (or for the MLP, if the MLP shall continue to own its partnership interest in the Delta Owner after the consummation of the transactions contemplated by this paragraph 11).

             (g) Title to all real properties listed in Exhibit A and not addressed in the foregoing provisions of this paragraph 11, and all real properties and direct or indirect debt or equity interests in real estate and other assets not listed in Exhibit A that are owned by the MLP (the "Non-Exhibit A Properties"), shall be transferred to Kemper. The properties being transferred to Lumbermens pursuant to paragraphs 11(a) through 11(e) above are hereinafter collectively referred to as the "L Properties," and all other properties listed on Exhibit A

        (other than Delta Wetlands), together with the Non-Exhibit A Properties, are hereinafter collectively referred to as the "K Properties."

             (h) Kemper and Lumbermens acknowledge and confirm that the respective ownership interests of affiliates of Kemper and affiliates of Lumbermens in the so-called "KRDC $75 Million Secured Loan" (the "KRDC Loan"), and the obligations of KRDC, Inc. in connection with the KRDC Loan shall, subject to the last sentence of this paragraph 11(h), continue to be governed by, inter alia, that certain Participation Agreement dated December 23, 1986 (the "Participation Agreement") and that certain KRDC Distribution Agreement dated October 1, 1994 (the "Distribution Agreement"), and that such ownership interests are as follows:

               KILICO: 20%
               Federal Kemper Life Assurance Company: 20%
               KFCPC: 20%
               AMICO: 20%
               KRE: 20%

        In addition, Kemper and Lumbermens acknowledge and confirm that subject to the further provisions of this paragraph 11(h), the Distribution Agreement, the Participation Agreement and the mortgages and pledges of notes and mortgages that secure the KRDC Loan shall remain in place after the consummation of the transactions contemplated by this paragraph 11. Notwithstanding any provision to the contrary in the Participation Agreement or any other document, AMICO and KRE (and their successors and assigns) shall, in connection with the sale by KRDC, Inc. to a third party of any of the properties covered by a mortgage securing said loan (but only if, in connection therewith, each of them receives from the net proceeds of such sale its pro rata share of the payment under said loan as required by the terms thereof, the Distribution Agreement and the Participation Agreement), consent to the discharge or reconveyance of such mortgage with respect to the property sold.

             (i) From and after January 1, 1995 (the "Effective Date"), (a) no monies derived from the operation and management of any L Property shall be used to fund any shortfall in connection with the operation and management of any K Property or Delta Wetlands, and (b) no monies derived from the operation and management of any K Property shall be used to fund any shortfall in connection with the operation and management of any L Property or Delta Wetlands. Kemper and Lumbermens shall promptly make the appropriate adjustments, in connection with funds provided during the period from and including the Effective Date until the date hereof by the owners of K Properties and L Properties to fund L Property, K Property or Delta Wetlands shortfalls, in order to cause compliance with the foregoing. Simultaneously with the consummation of the transactions described in paragraph 11(g), (i) Kemper shall pay Lumbermens an amount equal to all monies provided by Lumbermens and it affiliates from the Effective Date until the date of such consummation to fund shortfalls in connection with the operation and management of K Properties and (ii) Lumbermens shall pay Kemper an amount equal to all monies provided by Kemper and its affiliates from the Effective Date until the date of such consummation to fund shortfalls in connection with the operation and management of L Properties. Kemper and Lumbermens acknowledge and confirm that shortfalls in connection with the operation and management of L Properties from and including the Effective Date until and including April 30, 1995 (including, without limitation, shortfalls in connection with the operation and management of Kemper Real Estate Management Company ("KREMCO") that are allocated to the L Properties) were not more than $300,000.

             (j) Kemper and Lumbermens acknowledge and confirm that KREMCO's Board of Directors has approved certain "incentive bonuses" for KREMCO employees.

             (k) Whenever in this paragraph 11 it is stated that title to a real property shall be transferred, such statement shall mean (i) a transaction (a "Conveyance Transaction") shall be consummated pursuant to which Kemper (or a designee or designees thereof) or Lumbermens (or a designee or designees thereof), as applicable, shall own 100% of the equity interests in such real property and in all personal property (including, without limitation, all accounts), intangible property and all other rights and interests (including, without limitation, development rights, but only to the extent transferable) relating to or used in connection with such real property or owned by the owner of such real property, (ii) except as expressly set forth above and in paragraph 11(r) below, whichever of Kemper and Lumbermens is not the transferee in the Conveyance Transaction shall, prior to or simultaneously with such transaction, Eliminate (as defined in paragraph 11(m)) all indebtedness (and/or cause any applicable affiliates to Eliminate all indebtedness) payable by the owner of such property to it (and/or any affiliates) and discharge or reconvey (and/or cause any applicable affiliates to discharge or reconvey) any mortgage on such property held by it (and/or any affiliates), (iii) the Conveyance Transaction shall be evidenced by transfer documents which contain no representations or warranties, express or implied, other than representations by the transferor(s) that it (or they) has (or have) the authority to execute such documents and that it (or they) own the equity interests being transferred (as opposed to the underlying property) free and clear of all liens and pledges, and
        (iv) the parties shall execute and deliver all other documents necessary or desirable to consummate such Conveyance Transaction and the applicable transactions pursuant to clause (ii) of this sentence, which documents shall be on terms and conditions reasonably satisfactory to Kemper and Lumbermens. Except as expressly set forth in this paragraph 11, from and after the consummation of a Conveyance Transaction, neither Kemper nor any affiliate thereof (if the transferee is Lumbermens), and neither Lumbermens nor any affiliate thereof (if the transferee is Kemper), shall have any liability in connection with (or shall have any property it owns serve as security for) any indebtedness of the owner of the applicable property. As of the date of a Conveyance Transaction with respect to which Lumbermens is the transferee, the applicable management agreement with KREMCO shall be terminated without penalty.

             (l) Kemper and Lumbermens acknowledge and confirm that certain third-party consents may be required in connection with certain Conveyance Transactions (including, without limitation, certain bondholder, bond issuer and governmental consents in connection with the contemplated Arbor Hill transfer). Kemper and Lumbermens agree that in connection with such consents, (i) the transferee under a Conveyance Transaction shall be responsible for obtaining all required consents;
        (ii) subject to the provisions of paragraph 11(q) below, each Conveyance Transaction shall be consummated in accordance with the terms and provisions hereof, regardless of the status of the obtaining of any required third-party consents; provided, however, that under no circumstances shall the Riverside Transfer be consummated if the consent of Prudential described in paragraph 11(b) is not obtained; and (iii) the party hereto that is not the transferee under a Conveyance Transaction (and all affiliates thereof) shall have no liability in connection with the failure to obtain any required third-party consents, and the transferee shall indemnify and hold harmless the other party hereto, its affiliates and their successors and assigns from and against all Losses and Expenses incurred by any of them in connection with or arising from such failure. Each of Kemper and Lumbermens shall execute such documents and take such actions (or shall cause its applicable affiliates to execute such documents and take such actions) as are reasonably requested by the other in connection with the obtaining of any such third-party consents.

             (m) Kemper and Lumbermens shall determine the manner in which each Conveyance Transaction, each Elimination of indebtedness and mortgage discharge or reconveyance to be consummated prior to or simultaneously with each Conveyance Transaction pursuant to clause (ii) of the first sentence of paragraph 11(k) above, each transaction to be accom-plished prior to or simultaneously with any Conveyance Transaction pursuant to paragraph 11(u), and each transaction to be accomplished pursuant to paragraph 11(o), shall be accomplished (such determinations being hereinafter collectively referred to as the "Method of Transfer Determination"). Without limiting the foregoing, (i) a Conveyance Transaction may be accomplished by means of a deed (which may be a deed-in-lieu of foreclosure or a deed given in exchange for the release, discharge or cancellation of indebtedness or as a partnership distribution), by means of a transfer of all the partnership interests in the owner of the applicable property, or (with respect to the Conveyance Transactions pursuant to paragraph 11(g)) by means of a transfer by Lumbermens and affiliates thereof of all of their partnership interests in the MLP and (ii) to "Eliminate" indebtedness means to consummate transactions pursuant to which such indebtedness is no longer payable by the owner of the applicable K Property or L Property and, if applicable, is no longer secured by a mortgage on such property, which transactions may include, but not be limited to, a cancellation of the applicable note, an assumption of such note by Kemper or an affiliate thereof (in the case of an L Property) or by Lumbermens or an affiliate thereof (in the case of a K Property), or an assumption of such note by the MLP (in which case, except to the extent specifically provided for herein, there shall be no recourse to any assets of Kemper or any affiliate thereof (in the case of a K Property) or to any assets of Lumbermens or any affiliate thereof (in the case of an L Property) in connection with such indebtedness). If Kemper and Lumbermens agree that the Conveyance Transactions pursuant to paragraph 11(g) are to be accomplished by means of a transfer by Lumbermens and affiliates thereof of all of their partnership interests in the MLP, then (x) the partnership interest of the MLP in the Delta Owner shall be transferred to a new Kemper-Lumbermens joint venture as contemplated by paragraph 11(f), and (y) the properties as to which Lumbermens makes the election described in paragraph 11(q) below (or the equity interests in the entities that currently own such properties) shall be transferred to a new Kemper-Lumbermens joint venture as contemplated by paragraph 11(q). In making the Method of Transfer Determination, and in making all other decisions, and taking any action, contemplated by this paragraph 11 (such decisions and actions being referred to herein as "Other Decisions and Actions"), Kemper and Lumbermens shall jointly consider transfer, income and other tax issues and any other relevant factors in order to make the transactions contemplated by this paragraph 11 tax-efficient for each of Kemper and Lumbermens. Kemper and Lumbermens acknowledge and confirm that the provisions of this paragraph 11 are binding notwithstanding the fact that the Method of Transfer Determination and the Other Decisions and Actions have not yet been made.

             (n) The transactions described in paragraphs 11(a) through 11(f) shall be consummated as soon as practicable. Subject to paragraph 11(o) below, the transactions described in paragraph 11(g) and the third sentence of paragraph 11(i) shall be consummated simultaneously with the closing of the Merger (or with the satisfaction of the Preliminary Closing Conditions on the Preliminary Closing Date (as such terms are defined in the Agreement and Plan of Merger described in Section 13 below), if such satisfaction occurs prior to the closing of the Merger); provided, however, that Kemper shall have the right, in its sole and absolute discretion upon written notice to Lumbermens, to elect to have any such transaction consummated as soon as practicable.

             (o) If, any time after the date hereof, a transfer of title contemplated by this paragraph 11 has not yet been consummated, but Kemper (in the case of a K Property) or Lumbermens (in the case of an L Property) desires to sell the property in question (or any equity interests therein), the other party hereto shall go-along with such sale (and shall cause any applicable affiliates to go-along with such sale), and shall take all actions and execute all documents (and shall cause any applicable affiliates to take all actions and execute all documents) (which actions may include, without limitation, the giving of consents, the discharge or reconveyance of mortgages and the Elimination of the indebted-ness secured thereby) reasonably requested by Kemper or Lumbermens, as applicable, in order to cause such sale to be consummated; provided, however, that under no circumstances shall Lumbermens or any affiliate thereof (in the case of a K Property), or Kemper or any affiliate thereof (in the case of an L Property), be required to incur any personal liability pursuant to any such document, unless (i) such personal liability is in connection with (x) a representation and warranty stating that the stock and/or partnership interests of Lumbermens and/or its applicable affiliates (in the case of a K Property) or Kemper and/or its affiliates (in the case of an L Property) in the property being transferred are owned free and clear of all liens and pledges or (y) a representation and warranty concerning Lumbermens' (and/or its applicable affiliates') authority to execute and deliver any documents necessary for such sale (including, without limitation, the purchase and sale agreement in connection therewith (Lumbermens hereby acknowledging that it understands that it is Kemper's intent that each such purchase and sale agreement provide that the seller thereunder shall not be obligated to consummate such sale unless and until either
        (i) the Merger is consummated or (ii) the Preliminary Closing Conditions are satisfied or waived on the Preliminary Closing Date)), or (ii) the other party hereto indemnifies and hold harmless such party or such party's affiliate, and the successors and assigns of such party or such party's affiliate, from and against any and all Losses and Expenses incurred in connection with or arising from such personal liability. Notwithstanding the provisions of the Formation Agreement and the MLP Partnership Agreement or the existence of any indebtedness payable by the owner of the property in question to Lumbermens or affiliates thereof (in the case of a K Property), or to Kemper or affiliates thereof (in the case of an L Property), all proceeds from the sale of a K Property shall be kept and/or distributed to Kemper and all proceeds from the sale of an L Property shall be kept and/or distributed to Lumbermens; provided, however, that such proceeds shall first be used
        (i) with respect to any L Property, to make required payments under the Distribution Agreement (if applicable) and under mortgages covering such property (or interests in such mortgages) held by Kemper and/or its affiliates which, pursuant to the terms hereof, are not to be discharged when the applicable Conveyance Transaction takes place and (ii) with respect to any K Property, to make required payments under the Distribution Agreement (if applicable) and under mortgages (or interests therein) covering such property held by Lumbermens and/or its affiliates which, pursuant to the terms hereof, are not to be discharged when the applicable Conveyance Transaction takes place. Without limiting the foregoing, Lumbermens acknowledges and confirms its consent to the transactions described in that certain Term Sheet attached hereto and made a part hereof as Exhibit C; provided, however, that Kemper and Lumbermens shall determine and negotiate with the third party the manner in which the transactions described in such Term Sheet shall be accomplished, taking into consideration transfer, income and other tax issues and any other relevant factors in order to make the transactions contemplated by such Term Sheet tax-efficient for each of Kemper and Lumbermens. The provisions of this paragraph 11(o) are subject to the penultimate sentence of paragraph 11(m).

             (p) Simultaneously with the transfer to Lumbermens of title to the last remaining L Property, Lumbermens shall transfer all of its capital stock in KREMCO to Kemper or a designee thereof for $10.00 of consideration. From and after the date hereof, Kemper shall fund 85% of all payments required to be made by KREMCO under that certain Term Promissory Note dated August 28, 1992, and Lumbermens shall fund 15% of such payments, which payments shall include payment, on the date that title to the last remaining L Property is transferred to Lumbermens, of all outstanding principal on and accrued interest under such note.

             (q) Notwithstanding any of the foregoing provisions of this paragraph 11, Lumbermens shall have the right, in its sole and absolute discretion on written notice to Kemper, to elect to not have an L Property transferred to it as contemplated above, provided that no such election can be made after December 31, 1995. If Lumbermens makes any such election, then (i) the applicable Conveyance Transaction, and any other transaction contemplated above relating to the applicable L Property, shall not take place and (ii) if, as explained in paragraph 11(m) above, it becomes necessary to transfer ownership of such L Property (or ownership of the equity interests in the entity that currently owns such L Property) to a newly-formed Kemper-Lumbermens joint venture, the terms and provisions of the joint venture agreement governing such new joint venture shall be diligently negotiated in good faith and reasonably agreed to by Kemper and Lumbermens, provided that such agreement shall
        (x) provide that Kemper (and/or certain of its affiliates) shall own 50% of the equity interests in such joint venture and Lumbermens (and/or certain of its affiliates) shall own 50% of the equity interests in such joint venture, (y) provide for distributions and allocations substantially similar to the distributions and allocations set forth in the MLP Agreement and (z) contain governance and management provisions substantially similar to the governance and management provisions contained in the Formation Agreement and the MLP Partnership Agreement (e.g., joint consent needed for all actions and decisions), except that Kemper and Lumbermens shall use reasonable efforts to agree on a dispute resolution procedure for the joint venture (or for the MLP, if it does not become necessary to transfer ownership of such L Property (or ownership of the equity interests in the entity that currently owns such L Property) to a newly formed Kemper-Lumbermens joint venture). From and after the date that Lumbermens makes any such election, the applicable L Property shall be deemed to not be an L Property, and shall not be deemed to be a K Property, for all purposes of this paragraph 11 (in which case, notwithstanding anything to the contrary contained herein, but subject to the proviso clause of this sentence, all debt payable to Kemper or Lumbermens or affiliates of either that is owed by the owner of such property and/or secured by a mortgage on such property shall remain in place and in effect); provided, however, that Lumbermens may, simultaneously with such election and in its sole and absolute discretion, also elect to have such L Property be deemed to be a K Property, which further election shall be binding and effective for all purposes of this paragraph 11.

             (r) Kemper and Lumbermens acknowledge and confirm (i) their agreement to consummate a transaction pursuant to which certain promissory notes (the "Hawaii Notes") described on Exhibit D attached hereto and made a part hereof as "Second Priority Loans" (which Hawaii Notes are held by Lumbermens, and affiliates of Kemper, in the percentages indicated on Exhibit D) will be secured by a third priority mortgage (the "Hawaii Mortgage") on the portion of Hawaii Kai known as "Bishop Estates Land" on terms and conditions reasonably satisfactory to Kemper and Lumbermens and (ii) that the rights of the holders of each Hawaii Note vis-a-vis the other Hawaii Notes and the notes described on Exhibit D as "First Priority Loans" are governed by that certain Intercreditor and Subordination Agreement Hawaii Kai (the "Hawaii Intercreditor Agreement") dated as of July 1, 1994 by and among Lumbermens and certain affiliates of Kemper. Notwithstanding paragraph 11(k), the Hawaii Notes, the Hawaii Mortgage and the Hawaii Intercreditor Agreement shall remain in place and in effect after the consummation of the Conveyance Transaction with respect to Hawaii Kai.

             (s) The indemnifications made by Kemper and the indemnifications made by Lumbermens in this paragraph 11 shall be governed by the procedures set forth in Sections 13.3 and 13.4 of the Stock Exchange Agreement.

             (t) All references in this paragraph 11 to a mortgage shall mean a mortgage or a deed of trust, as applicable.

             (u) Kemper and Lumbermens acknowledge and confirm that Fidelity Life Association ("FLA") may have certain direct or indirect debt or equity interests in one or more of the L Properties, and that it is contemplated that as part of the transfer of title to any such L Property to Lumbermens, (i) any such equity interest of FLA shall be transferred to Lumbermens, and (ii) any debt as to which FLA has such an interest shall be treated in the manner set forth in clause (ii) of the first sentence of paragraph 11(k). Towards that end, Kemper shall be responsible for obtaining FLA's agreement to consummate, on a timely basis, the transactions described in paragraphs 11 and 12 in which FLA is involved, including the PGA transaction, and otherwise cooperate in connection therewith, and Kemper shall indemnify and hold harmless Lumbermens and its successors and assigns from and against any and all Losses and Expenses incurred by any of them in connection with or arising from the failure to so obtain such agreement.

          12. Other Real Estate Related Matters. (a) Kemper and Lumbermens shall diligently and in good faith attempt to reach agreement on certain issues pertaining to real estate related matters that are not addressed by paragraph 11 above but are the topic of ongoing discussions between Kemper and Lumbermens. These issues include, without limitation, the items listed on Annex II attached hereto. Kemper acknowledges and confirms its consent to the transaction with respect to the "PGA" property described on Exhibit A to Annex II to this letter agreement.

          (b) Notwithstanding anything to the contrary contained in this paragraph 12, each of Kemper and Lumbermens hereby expresses its good faith intention to cooperate with the other with respect to and not unreasonably withhold its consent to the transfer or other disposition by the other and the other's Affiliates of, or the write-down of debt on, any of the direct and indirect debt and equity real estate related interests of the other and the other's Affiliates.

          13. Term. This letter agreement shall become effective upon the execution hereof and shall remain in full force and effect from and after such date; provided, however, that this letter agreement shall terminate and be of no further force and effect on the earlier to occur of (a) the date on which the Agreement and Plan of Merger among Zurich, Insurance Partners, ZIP and Kemper shall terminate without the Merger having been consummated and (b) June 30, 1996, if the Merger has not been consummated by such date.

          14. Notices. All notices, requests, claims, demands and other communications under this letter agreement shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmittal confirmation if sent by facsimile or like transmission, and upon receipt of proof of delivery when sent by overnight mail or overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Lumbermens, to:
              Lumbermens Mutual Casualty Company
              One Kemper Drive
              Long Grove, Illinois 60049
              Fax: (708) 320-7928
              Attention: Mr. Walter White,
                          Chief Financial Officer

              with copies to:

              Lumbermens Mutual Casualty Company
              One Kemper Drive
              Long Grove, Illinois 60049
              Fax: (708) 320-4202
              Attention: John K. Conway, Esq.

              Sidley & Austin
              1 First National Plaza
              Chicago, Illinois 60603
              Fax: (312) 853-7036
              Attention: Tom Cole, Esq.

          (b) if to Zurich, to:
              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention: Mr. Rolf Hueppi, President
                          and Chief Executive Officer

              with copies to:

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention: Dr. Kaspar Hotz

              Centre ReSource Limited
              One Chase Manhattan Plaza
              44th Floor
              New York, New York 10005
              Fax: (212) 898-5002
              Attention: Mr. Steven M. Gluckstern

              Willkie Farr & Gallagher
              153 East 53rd Street
              New York, New York 10022
              Fax: (212) 821-8111
              Attention: Thomas M. Cerabino, Esq.

          (c) if to Insurance Partners, to:

              Insurance Partners, L.P.
              201 Main Street, Suite 2600
              Fort Worth, TX 76102
              Fax: (817) 338-2047
              Attention: Mr. Charles Irwin

              and

              Insurance Partners Offshore (Bermuda), L.P.
              Cedar House,
              41 Cedar Avenue
              P.O. Box HM 1179
              Hamilton HM-EX, Bermuda
              Fax: (809) 295-7768
              Attention: Kenneth E.T. Robinson, Esq.

              with copies to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, New York 10019-6064
              Fax: (212) 757-3990
              Attention: Matthew Nimetz, Esq.

              Insurance Partners Advisors, L.P.
              One Chase Manhattan Plaza
              44th Floor
              New York, New York 10005
              Fax: (212) 898-8720
              Attention: Mr. Daniel L. Doctoroff

          (d) if to ZIP, to:

              ZIP Acquisition Corp.
              Zurich Towers
              1400 America Lane
              Schaumburg, IL 60196
              Fax: (708) 605-6124
              Attention: David Bowers, Esq.

              with copies to:

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention: Mr. Rolf Hueppi, President
                         and Chief Executive Officer

              Zurich Insurance Company
              Mythenquai 2, P.O. Box Ch-8022
              Zurich, Switzerland
              Fax: 011-41-1-201-4790
              Attention: Dr. Kaspar Hotz

              Centre ReSource Limited
              One Chase Manhattan Plaza
              44th Floor
              New York, New York 10005
              Fax: (212) 898-5002
              Attention: Mr. Steven M. Gluckstern

              Insurance Partners, L.P.
              201 Main Street
              Fort Worth, TX 76102
              Fax: (817) 338-2047
              Attention: Mr. Charles Irwin

              Insurance Partners Offshore (Bermuda), L.P.
              Cedar House,
              41 Cedar Avenue
              P.O. Box HM 1179
              Hamilton HM-EX, Bermuda
              Fax: (809) 295-7768
              Attention: Kenneth E.T. Robinson, Esq.

Insurance Partners Advisors, L.P.
One Chase Manhattan Plaza
44th Floor
New York, New York 10005
Fax: (212) 898-8720
Attention: Mr. Daniel L. Doctoroff

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Fax: (212) 757-3990
Attention: Matthew Nimetz, Esq.

Willkie Farr & Gallagher
153 East 53rd Street
New York, New York 10022
Fax: (212) 821-8111
Attention: Thomas M. Cerabino, Esq.

          (e) if to Kemper prior to the closing date of the Merger, to:

              Kemper Corporation
              One Kemper Drive
              Long Grove, Illinois 60049
              Fax: (708) 320-4363
              Attention: Mr. David B. Mathis,
                         Chairman of the Board and
                         Chief Executive Officer

              with copies to:

              Kemper Corporation
              One Kemper Drive
              Long Grove, Illinois 60049
              Fax: (708) 320-4692
              Attention: Kathleen A. Gallichio, Esq.,
                         Senior Vice President,
                         General Counsel and
                         Corporate Secretary

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York 10017
              Fax: (212) 455-2502
              Attention: Charles I. Cogut, Esq.

          15. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of law principles thereof, except to the extent that the Federal laws of the United States are applicable thereto.

          16. Waivers, Amendments and Consents. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same, whether of a similar or dissimilar nature thereof. No waiver or consent to any action governed by this letter agreement shall be effective unless made in writing and executed by the party giving such waiver or consent. No amendment of any provision of this letter agreement shall be effective unless made in writing and executed by all of the parties hereto, except that ZIP shall cease to be a separate party hereto after the consummation of the Merger.

          17. Further Assurances. Each of the parties hereto hereby agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this letter agreement.

          18. Subsidiaries. Each of Kemper, KFS and Lumbermens hereby agrees to cause its Subsidiaries to comply with all obligations, agreements and covenants arising out of this letter agreement to the extent necessary to satisfy and discharge all of such obligations, agreements and covenants.

          19. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          20. Binding Effect; Assignment. This letter agreement, and all of the provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          21. Public Announcements and Disclosures. Kemper, KFS, Zurich, ZIP and Lumbermens hereby agree that all public announcements concerning the Merger and the related transactions (i) if made prior to the closing date of the Merger shall comply with the provisions set forth in Annex I of this letter agreement and (ii) if both Kemper Corporation and Kemper National Insurance Companies are referred to therein, shall not contain language that could reasonably be expected to leave the impression that they are affiliated; provided, that there shall be no public announcements or disclosures concerning the terms or existence of this letter agreement, except as required by applicable law or regulation or with the consent of the parties, which consent shall not be unreasonably withheld.

          22. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                          Sincerely yours,

                                          LUMBERMENS MUTUAL CASUALTY COMPANY

                                          By:      /s/  WALTER L. WHITE
                                              ----------------------------------
                                              Name: Walter L. White
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                          Accepted and agreed to on this
                                          day of May, 1995 by:

                                          ZIP ACQUISITION CORP.

                                          By:    /s/  DANIEL L. DOCTOROFF
                                              ----------------------------------
                                              Name: Daniel L. Doctoroff
                                              Title: Vice President

                                          ZURICH INSURANCE COMPANY

                                          By:        /s/  ROLF HEUPPI
                                              ----------------------------------
                                              Name: Rolf Heuppi
                                              Title: President and Chief
                                              Executive Officer

                                          By:        /s/  KASPAR HOTZ
                                              ----------------------------------
                                              Name: Kaspar Hotz
                                              Title: Corporate Secretary and
                                                     General Counsel

                                          INSURANCE PARTNERS, L.P.

                                          By: Insurance GenPar, L.P., its
                                              general partner
                                          By: Insurance GenPar MGP, L.P., its
                                              general partner
                                          By: Insurance GenPar MGP, Inc., its
                                              general partner

                                          By:    /s/  DANIEL L. DOCTOROFF
                                            ------------------------------------
                                              Name: Daniel L. Doctoroff
                                              Title: Vice President

                                          INSURANCE PARTNERS OFFSHORE (BERMUDA),
                                          L.P.

                                          By: Insurance GenPar (Bermuda), L.P.,
                                              its general partner
                                          By: Insurance GenPar (Bermuda), MGP,
                                              L.P., its general partner
                                          By: Insurance GenPar (Bermuda) MGP,
                                              Ltd., its general partner

                                          By:    /s/  DANIEL L. DOCTOROFF
                                            ------------------------------------
                                              Name: Daniel L. Doctoroff
                                              Title: Vice President

                                          KEMPER CORPORATION

                                          By:    /s/  JOHN H. FITZPATRICK
                                            ------------------------------------
                                              Name: John H. Fitzpatrick
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                          KEMPER FINANCIAL SERVICES, INC.

                                          By:    /s/  STEPHEN B. TIMBERS
                                            ------------------------------------
                                              Name: Stephen B. Timbers
                                              Title: Chairman & CEO